Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Qnity Electronics, Inc. of our report dated April 24, 2025, except for the change in composition of reportable segments described in Note 18, as to which the date is June 18, 2025, relating to the financial statements and financial statement schedule, which appears in Amendment No. 4 to the Registration Statement on Form 10 of Qnity Electronics, Inc.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 31, 2025